Exhibit 23.1 Consent of Madsen & Associates, CPA’s Inc.

MADSEN & ASSOCIATES, CPA’S INC.                                      684 East Vine Street, #3
Certified Public Accountants and Business Consultants                                        Murray, Utah 84107
                                                                             Telephone 801-268 2632
                                                                                Fax 801-262 3937

May 2, 2006

U.S. Securities and Exchange Commission
Division of Corporate Finance
100 F. Street, N.E.
Washington, DC 20549

Re:        Form SB-2A Registration Statement
      Grosvenor Explorations Inc. (the “Company”)

Dear Sirs:

As independent registered accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2A Registration Statement (amendment #1) the following:

Our report to the Board of Directors of Grosvenor Explorations Inc. dated March 10, 2006 on the financial statements of the Company as at January 31, 2006 and the statements of operations, change in stockholders' equity and cash flows for the seven months ended January 31, 2006 and from the period from May 25, 2005 (date of inception) to January 31, 2006.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.

Yours truly,

MADSEN & ASSOCIATES, CPA’S INC.

Madsen & Associates, CPA’s Inc.